EXHIBIT 23.1

CONSENT OF SARVAS, KING & COLEMAN, P.C., INDEPENDENT AUDITORS OF SIVERION, INC.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-73008, 333-74336, 333-81704, 333-81696, 333-103766, 333-103767, 333-113676 and 333-113678) of LogicVision, Inc. of our report dated October 11, 2004, except for Note 10 as to which the date is November 5, 2004, with respect to the financial statements of SiVerion, Inc. included in this Current Report (Form 8-K/A) of LogicVision, Inc.

/s/ Sarvas, King & Coleman, P.C.
Phoenix, Arizona
January 14, 2005